                               Exhibit 99
                      NEWS RELEASE

CONTACT:                                Thor Erickson – Investor Relations
  +1 (678) 260-3110

  Fred Roselli – Media Relations
  +1 (678) 260-3421

FOR IMMEDIATE RELEASE
COCA-COLA ENTERPRISES, INC. TO WEBCAST

FOURTH-QUARTER 2010 EARNINGS CONFERENCE CALL

    ATLANTA, January 6, 2011 – Coca-Cola Enterprises (NYSE: CCE) will release fourth-quarter 2010 earnings before the market opens on Friday, February 11.  A conference call discussing these results will be webcast live over the Internet at 10:00 a.m. ET that morning.

    A copy of the company’s earnings news release will be available in the Investor Relations section of the company’s Web site (www.cokecce.com) under News Releases.

   The public can access the live webcast through the company’s Web site at www.cokecce.com.  A replay of the presentation will be available at this site later that day.

Coca-Cola Enterprises, Inc. is the leading Western European marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment and the world’s third-largest independent Coca-Cola bottler. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden.  For more information about our company, please visit our website at www.cokecce.com.